UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Completion of Acquisition or Disposition of Assets

On October 6, 2017, Integra LifeSciences Holdings Corporation (“Integra”) completed its previously announced divestiture of certain assets pursuant to the asset purchase agreement (the “Divestiture Agreement”), dated September 8, 2017, by and among Natus Medical Incorporated (“Natus”), Integra and certain of Integra’s subsidiaries. The assets sold to Natus pursuant to the Divestiture Agreement are related to Integra’s intercranial pressure monitoring and U.S. fixed pressure valve shunt systems businesses along with certain assets related to the Codman U.S. dural graft implant, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses that Integra purchased from DePuy Synthes, Inc., a wholly-owned subsidiary of Johnson & Johnson, on October 2, 2017. Under the terms of the Divestiture Agreement, Natus paid an aggregate purchase price of $46,386,745, subject to customary purchase price adjustments.
The foregoing description of the Divestiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Divestiture Agreement, which will be an exhibit to Integra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. All summaries and descriptions of the Divestiture Agreement set forth above are qualified in their entirety by the actual documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: October 6, 2017	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer